UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Newell Brands Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NEWELL BRANDS INC.

6655 Peachtree Dunwoody Road,

Atlanta, Georgia 30328

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 5, 2023

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023

This Supplement to the Proxy Statement, dated April 6, 2023 (this “Supplement”), supplements the definitive proxy statement filed by Newell Brands Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2023 (the “Proxy Statement”), and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the annual meeting of stockholders to be held on May 16, 2023 at 9:00 a.m., Eastern Time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about April 6, 2023.

The Company is providing this Supplement in order to correct certain biographical information for Gary Hu, Director Nominee. Page 12 of the Proxy Statement states that Mr. Hu is 36 years old and that he serves as a member of the Board of Directors of Icahn Capital LP. However, Mr. Hu is 35 years old and does not serve as a member of the Board of Directors of Icahn Capital LP. The Proxy Statement is updated accordingly.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information that should be read in conjunction with this Supplement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.